Exhibit 10.27

Execution Version

AMENDMENT NO. 2 TO SHARE PURCHASE AGREEMENT

THIS AMENDMENT (this “Amendment”) TO THE SHARE PURCHASE AGREEMENT dated as of February 7, 2021 and as amended by that first amendment dated, July 27, 2021 (collectively, the “SPA”), is made and entered into effective as of January 16, 2022 (the “Effective Date”), by and among (i) Vision Lite, a French société par actions simplifiée, having its registered office at Route d’Irigny – 69530 Brignais, registered under identification number 790 945 422 RCS Lyon (the “Company”); (ii) PONTON, a French société par actions simplifiée, having its registered office at Route d’Irigny – 69530 Brignais, registered under identification number 795 336 585 RCS Lyon, represented by its President, Mr. Carl Putman (the “First Individual Seller”); (iii) REFUGE, a French société par actions simplifiée, having its registered office at 9 rue Pierre Curie, 69500 Bron, registered under identification number 795 336 213 RCS Lyon, represented by its President Ms. Catherine Robin (the “Second Individual Seller” and together with the First Individual Seller, the “Individual Sellers”); (iv) Fonds Nouvel Investissement 2, a French société d’investissement à capital variable, having its registered office at 117, avenue des Champs Elysées – 75008 Paris registered under identification number 812 982 122 RCS Paris, represented by its President Eurazeo Investment Manager - EIM, a French société anonyme, having its registered office at 117, avenue des Champs Elysées – 75008 Paris registered under identification number 414 735 175 RCS Paris, itself represented by Ms. Valérie Ducourty, duly authorized for the purposes hereof (“Eurazeo” and together with the Individual Sellers, each a “Seller” and collectively, the “Sellers”); (v) Mr. Carl Putman, as the representative of the Sellers (the “Sellers’ Representative”); and (vi) Gauzy Ltd., a company organized under the laws of the State of Israel, having its principal offices at the 14 Hatchiya St., Tel-Aviv, Israel 6816914 (the “Purchaser”).

The above parties shall be referred to hereinafter, each as a “Party” and collectively, the “Parties”.

Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in the SPA.

RECITALS

WHEREAS, pursuant to the SPA, the Purchaser is to acquire one hundred percent (100%) of the Equity Securities of the Company;

WHEREAS, the Company requires funds for its cash-flow purposes; and

WHEREAS, the Parties hereto wish to amend the SPA in order to enable the transactions under the SPA to occur taking into account the cash flow needs of the Company.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties hereby agree to enter into this Amendment as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1. The recitals to this Amendment and the exhibits and schedules attached hereto constitute integral parts hereof.

1.2. Section headings are included in this Amendment for convenience only and shall not be used in the interpretation thereof and in no way alter, modify, amend, limit, or restrict any contractual obligations of the Parties.

1.3. All provisions of the SPA concerning matters of construction and interpretation shall apply to this Amendment.

2.	ESCROW AMENDMENT

The SPA shall be amended such that the escrow of twenty percent (20%) of the Closing Date Payment Amount shall be treated as follows:

2.1.	The following definition shall be deleted:

“Estimated Closing Balance Sheet” has the meaning set forth in Section 2.2(c).

2.2.	The “Transaction Expenses” definition shall be amended such that “(vi) one half of the Escrow Agent’s fees” shall be deleted and sub-section (vii) shall be renumbered as (vi).

2.3.	The following new definition shall be added to the SPA:

“Net Closing Date Payment Amount” means the Closing Date Payment Amount less the Escrow Amount.

2.4.	The following Sections shall be amended as follows:

2.4.1.	Section 2.2(c) shall be deleted and replaced in its entirety as follows:

“Pre-Closing Statements. The Sellers and the Company shall prepare in accordance with French GAAP and with the Calculation Schedule and a certificate (substantially in the form attached hereto as Exhibit A), executed by the Chairman (Président) of the Company, detailing the Company’s good faith estimate (the “Closing Certificate”) of the following:

(i)	all estimated Indebtedness of the Group as at the Closing Date (the “Estimated Indebtedness”);

(ii)	the estimated amount of Transaction Expenses, as shall be detailed and evidenced in an exhibit to be attached to the Closing Certificate (the “Estimated Transaction Expenses”) including those expenses set out in Schedule 1.1(a)(ii); and

(iii)	the “Consideration Allocation Certificate”, executed by the Sellers, setting out, among other things, in accordance with the terms hereof: (1) the estimated aggregate amount of the Closing Date Payment Amount calculated based on the above estimates; (2) the estimated aggregate amount of the Individual Sellers Stock Consideration; (3) the allocation of the Cash Consideration and the Individual Sellers Stock Consideration among the Sellers denominated in Euros (to be amended upon Closing pursuant to Section 1.2(k); and (4) payment instructions (including wire instruction details) to each of the Sellers.

Following receipt of the Closing Certificate, the Sellers and the Company shall provide the Purchaser and its representatives with such access as may be reasonably required, upon reasonable notice, to those accounting books and records, working papers and access to Company’s representatives required for auditing or involved in preparing the Closing Certificate. Prior to Closing, the Company, the Sellers and the Purchaser shall act reasonably in resolving in good faith any disagreements concerning the computation of any of the items included in the Closing Certificate, provided that if any item cannot be agreed by the Closing Date then this would not delay the Closing by more than three (3) Business Days and the Parties shall transact at the Closing with respect to any disagreed item, based on the Company’s good faith estimation of such disagreed item (it being clarified that the foregoing shall not derogate from the post-Closing adjustment contemplated pursuant to Section 2.6 below)”.

2.4.2.	Section 2.3(a)(i) shall be deleted and replaced in its entirety as follows:

“[RESERVED]”

2.4.3.	Section 2.3(a)1(i) shall be deleted and replaced in its entirety as follows:

“transfer to the Escrow Agent an amount equal to fifty percent (50%) of the Net Closing Date Payment Amount (the “Purchase Price Escrow Amount”); and”

2.4.4.	The reference in Section 2.5(b)(i) shall be amended to refer to Section 2.3(a)1(ii).

2.4.5.	Section 2.6(a) shall be deleted and replaced in its entirety as follows:

“By no later than April 15, 2022, the Company shall prepare and deliver to the Purchaser and the Sellers the following:

(i)	“A consolidated balance sheet of the Company, as of the 31 December 2021, prepared in accordance with French GAAP (the “Closing Balance Sheet”); and”

(ii)	a certificate (the “Closing Statement”), setting forth its determination of: the Indebtedness and Transaction Expenses, in each case, as at the Closing Date and in accordance with the Closing Balance Sheet.

“Following delivery of the Closing Balance Sheet and the Closing Statement, the Purchaser shall provide the Sellers’ Representative with any supporting documentation for the Closing Balance Sheet and the Closing Statement that the Sellers’ Representative may reasonably request including all paperwork and copies of source documents that support and document the determination and calculation of the Closing Balance Sheet and the Closing Statement. In addition, the Sellers’ Representative shall be given all such access as it may reasonably require during the Purchaser’s or the Company’s normal business hours (or such other times as the Parties may agree) and upon reasonable notice to those accounting books and records of the Company in the possession of, and/or under the control of, the Purchaser and the Company, and access to such personnel or representatives, subject to privilege under applicable Law, of the Company and the Purchaser as it may reasonably require and without interfering with the day-to-day operation of the Company and the Purchaser, for the purpose of resolving any disputes or responding to any matters or inquiries raised concerning the documents delivered under this sub-Section 2.6(a) and/or the calculation thereof. If the Purchaser does not deliver a Closing Balance Sheet or Closing Statement before April 15, 2022, then the estimates provided by the Sellers and the Company in the Closing Certificate shall become final and binding upon all Parties”.

2.4.6.	Section 2.7(a) shall be deleted and replaced in its entirety as follows:

“To provide for an escrow to secure and to serve as a fund in respect of the obligations of the Sellers under Article 9, the Purchaser, the Individual Sellers and the Escrow Agent, as an escrow agent shall, at Closing, enter into an escrow agreement, in the final form to be attached at Closing as Exhibit B hereto (the “Escrow Agreement”). By no later than April 15, 2022, the Purchaser shall transfer the Escrow Amount to the Escrow Agent to be deposited in an escrow account established by the Escrow Agent pursuant to the terms of the Escrow Agreement (the “Escrow Account”), provided that the Purchaser may off-set from such amount, any amount owed pursuant to Section 2.6(f)(ii). The Escrow Amount shall be invested in accordance with investment guidelines specified in the Escrow Agreement”

2.4.7.	A new Section 2.7(d) shall be added as follows:

“It is agreed, that to the extent the Purchaser does not transfer the Escrow Amount to the Escrow Agent by April 15, 2022 (less any amounts owed pursuant to Section 2.6(f)(ii)), then the Purchaser shall pay to the Individual Sellers (in accordance with their Relevant Portions) a penalty amount of € 10,000 per day for each day of delay until payment.”

2.4.8.	Section 6.13(a) shall be deleted and replaced in its entirety as follows:

“The Purchaser on the one hand, and the Individual Sellers, on the other hand, hereby agree that the Group shall, at any time from and after the Closing Date, be managed with a view to achieving the success of the Combined Company and the Group, taken as a whole. In addition, it is agreed that the Group shall be managed by Mr. Carl Putman, as the Chairman (Président), with the assistance of Ms. Catherine Robin, as the Managing Director (Directeur Général) of the Company, in 2021, 2022 and in 2023: (i) as regards 2021, in accordance with the 2021 Budget attached hereto as Schedule 6.13 (i) (the “2021 Budget”), (ii) as regards 2022, in accordance with the 2022 Budget attached hereto as Schedule 6.13 (ii) (the “2022 Budget”, and collectively with the 2021 Budget, the “Budget”). Any amendment to the Budget shall be decided by the supervisory board of the Company. For any actions outside of the Budget, approval of the supervisory board of the Company shall be required”.

3.	GENERAL

3.1.	This Amendment forms an integral part of the SPA and except as specifically modified in this Amendment, the provisions and terms set forth in the SPA shall remain in full force and effect and shall apply to this Amendment, mutatis mutandis. Attached hereto as Exhibit A is a redacted version (in tracked changes) of the SPA reflecting the changes as set forth herein.

3.2.	In the event of any conflicting provisions between the terms and conditions of this Amendment and the provisions of the SPA, the terms and conditions of this Amendment shall prevail.

3.3.	This Amendment hereby incorporates by reference Section 10.3 of the SPA.

3.4.	This Amendment is being entered into in accordance with the provisions of Section 10.1 of the SPA and shall become effective upon execution thereof by the Parties hereto.

3.5.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties hereto actually executing such counterpart, and all of which together shall constitute one and the same instrument.

[Signature Page to Follow]

IN WITNESS WHEREOF the parties have signed this Amendment to the Share Purchase Agreement as of the date first hereinabove set forth.

PURCHASER:

GAUZY LTD.

By:	/s/ Eyal Peso
Name:	Mr. Eyal Peso
Title:	CEO

By:	/s/ Meir Peleg
Name:	Mr. Meir Peleg
Title:	CFO

IN WITNESS WHEREOF the parties have signed this Amendment to the Share Purchase Agreement as of the date first hereinabove set forth.

COMPANY:

VISION LITE

By:	/s/ Carl Putman
Name:	Mr. Carl Putman
Title:	President

IN WITNESS WHEREOF the parties have signed this Amendment to the Share Purchase Agreement as of the date first hereinabove set forth.

SELLERS:

PONTON

By:	/s/ Carl Putman
Name:	Mr. Carl Putman
Title:	President

REFUGE

By:	/s/ Catherine Robin
Name:	Ms. Catherine Robin
Title:	President

FONDS NOUVEL INVESTISSEMENT 2

By:	/s/ Valérie Ducourty
Name:	Eurazeo Investment Manager - EIM
Title:	President
Itself represented by: Ms. Valérie Ducourty

SELLERS’ REPRESENTATIVE:

By:	/s/ Carl Putman
Name:	Mr. Carl Putman

EXHIBIT A

SHARE PURCHASE AGREEMENT REFLECTING CHANGES AS CONTEMPLATED BY THIS AMENDMENT NO. 2